PRESS RELEASE                                 SOURCE:  First Trust Advisors L.P.

FIRST TRUST ADVISORS L.P. ANNOUNCES PORTFOLIO MANAGER CALL FOR FIRST TRUST SENIOR FLOATING RATE INCOME FUND II

WHEATON, IL -- (BUSINESS WIRE) -- May 10, 2012 -- First Trust Advisors L.P. ("FTA") announced today that First Trust Senior Floating Rate Income Fund II (NYSE: FCT) intends to host a conference call with the Leveraged Finance Investment Team of FTA, the Fund's portfolio manager, on MONDAY, MAY 21, 2012, AT 4:15 P.M. EASTERN TIME. The purpose of the call is to hear the Fund's portfolio management team provide an update for the Fund.

-- Dial-in Number: (866) 865-6631; International (706) 679-1727; and Passcode # 78804085. Please call 10 to 15 minutes before the scheduled start of the teleconference.

-- Telephone Replay: (800) 585-8367; International (404) 537-3406; and Passcode # 78804085. The replay will be available after the call until 11:59 P.M. Eastern Time on Thursday, June 21, 2012.

FTA, along with its affiliate, First Trust Portfolios L.P., are privately-held companies which provide a variety of investment services, including asset management, financial advisory services, and competitive municipal underwritings, with collective assets under management or supervision of over $56 billion as of April 30, 2012, through unit investment trusts, exchange-traded funds, closed-end funds, mutual funds and separate managed accounts.

If you have questions about the Fund that you would like answered on the call, please email your questions to cefquestions@ftadvisors.com and refer to FCT by Thursday, May 17, 6:00 P.M. Eastern Time. The Fund's daily closing price and net asset value per share as well as other information can be found at www.ftportfolios.com or by calling (800) 988-5891.


CONTACT: JEFF MARGOLIN - (630) 915-6784

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Source:  First Trust Advisors L.P.